EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diebold, Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187 and 333-60578) on Form S-8 of Diebold, Incorporated, of our reports dated September 30, 2008, with respect to the consolidated balance sheets of Diebold, Incorporated as of December 31, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Diebold, Incorporated and subsidiaries.

Our report on the consolidated financial statements refers to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Standard No. 109, effective January 1, 2007, Statement of Financial Accounting Standards No. 123(R), Share Based Payment, effective January 1, 2006, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB No. 87, 88, 106 and 132(R), effective December 31, 2006.

Our report dated September 30, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that Diebold, Incorporated and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2007, because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related Diebold, Incorporated and subsidiaries’ control environment; selection, application and communication of accounting policies; monitoring; manual journal entries; contractual obligations; and account reconciliations have been identified and included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A(b) of Diebold, Incorporated and subsidiaries’ December 31, 2007 annual report on Form 10-K.

/s/  KPMG
Cleveland, Ohio
September 30, 2008